Exhibit 99.1

Press Contact:

Liz DeCastro

Iridium Communications Inc.

+1 (703) 287-7421

liz.decastro@iridium.com

IRIDIUM EXTENDS LONG-TERM RELATIONSHIP WITH BOEING

FOR SATELLITE NETWORK OPERATIONS AND SUPPORT

Boeing Becomes Exclusive Operations Partner for Iridium NEXT

MCLEAN, Va. – July 21, 2010 – Iridium Communications Inc. (Nasdaq:IRDM) announced that it has entered into two comprehensive, long-term agreements with The Boeing Company (NYSE:BA) that redefine the relationship between the companies for maintenance, operations and support of Iridium’s satellite network.

The first agreement, relating to the operation and maintenance of Iridium’s current satellite constellation, transforms an agreement that Iridium and Boeing have had in place for the last ten years. Under the new agreement, Boeing will continue operating Iridium’s current satellite constellation and will provide support for Iridium’s satellite control system (SCS). Under the new terms, Iridium will receive significant cost savings and benefit from the release of more than $15 million in restricted cash required under the prior agreement.

The second agreement is a new support services contract under which Boeing will become the exclusive operations and maintenance provider for Iridium’s next-generation constellation, Iridium NEXT. With the entry into this second agreement, Iridium will benefit from having a single operator during the transition from the current constellation to Iridium NEXT. In addition, under this agreement, Boeing will further upgrade Iridium’s SCS to become fully compatible with Iridium NEXT. As part of the agreement, the two companies will create an efficient operations environment for Iridium NEXT.

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“Continuing this longstanding and successful working relationship with Boeing is very important to Iridium,” said Matt Desch, Iridium CEO. “Over the past ten years, the Boeing team has been a proven and trusted extension to the Iridium team. Many on our Boeing team can even trace their experience with the Iridium program back more than 15 years to the development of the current Iridium system. These new agreements will enable us to work more closely together going forward to ensure delivery of today’s quality performance on the Iridium network, as well as a seamless transition to Iridium NEXT in coming years.”

“We look at ourselves as being part of the Iridium family,” said Steve Oswald, vice president and general manager, Boeing Intelligence and Security Systems. “These new agreements ensure that Boeing will be a key Iridium NEXT partner, and we are pleased that we will be able to continue working with Iridium in the development, operations and sustainment of this exciting program.”

About Iridium Communications Inc.

Iridium Communications Inc. (www.iridium.com) is the only mobile satellite service (MSS) company offering coverage over the entire globe. The Iridium constellation of low-Earth orbiting (LEO) cross-linked satellites provides critical voice and data services for areas not served by terrestrial communication networks. Iridium serves commercial markets through a worldwide network of distributors, and provides services to the U.S. Department of Defense and other U.S. and international government agencies. The company’s customers represent a broad spectrum of industry, including maritime, aeronautical, government/defense, public safety, utilities, oil/gas, mining, forestry, heavy equipment and transportation. Iridium has launched a major development program for its next-generation satellite constellation, Iridium NEXT. The company is headquartered in McLean, Va., U.S.A. and trades on the NASDAQ Global Market under the ticker symbols IRDM (common stock), IRDMW ($7.00 warrants), IRDMZ ($11.50 warrants) and IRDMU (units).

About Boeing Company Defense, Space & Security

A unit of The Boeing Company, Boeing Defense, Space & Security (http://www.boeing.com/bds/) is one of the world’s largest defense, space and security businesses specializing in innovative and capabilities-driven customer solutions, and the world’s largest and most versatile manufacturer of military aircraft. Headquartered in St. Louis, Boeing Defense, Space & Security is a $34 billion business with 68,000 employees worldwide.

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Forward-Looking Statements

Statements in this press release that are not purely historical facts may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding Iridium NEXT, expectations of future cost savings and release of restricted cash, and expectations about operations and maintenance for Iridium NEXT. Other forward-looking statements can be identified by the words “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “will,” “to be” and other expressions that are predictions or indicate future events, trends or prospects. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Iridium to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties regarding the development and availability of financing for Iridium NEXT, uncertainties related to the costs of operating and maintaining Iridium’s current satellite constellation and Iridium NEXT, and other risks that affect Iridium’s ability to generate cash internally, as well as general industry and economic conditions, and competitive, legal, governmental and technological factors. Other factors that could cause actual results to differ materially from those indicated by the forward-looking statements include those factors listed under the caption “Risk Factors” in the company’s Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission on March 16, 2010. There is no assurance that Iridium’s expectations will be realized. If one or more of these risks or uncertainties materialize, or if Iridium’s underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. Iridium’s forward-looking statements speak only as of the date of this press release and Iridium undertakes no obligation to update forward-looking statements.

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